Exhibit 10.6

SELLING AGREEMENT

The purpose and intent of this agreement is to establish terms and conditions of a Selling Agreement (“Agreement”) between [*], and Investors Mortgage Holdings, Inc. (“IMH”) whereby Registered Representatives (“Brokers”) through [*] shall locate and introduce clients to IMH and promote the sale of securities offered through a private placement memorandum offered through an affiliate of IMH, namely IMH Secured Loan Fund, LLC.

I.             [*] Warranties and Representations:

A.          [*] is a corporation duly incorporated and validly existing in the State of Iowa.

B.          [*] is a member of the National Association of Securities Dealers, Inc.  (NASD) and is presently in good standing with the NASD.

C.          [*] is registered as a broker/dealer with the Securities and Exchange Commission (SEC).

II.           Brokers Warranties and Representations:

A.          Brokers are licensed by the NASD and have registered [*] as their broker/dealer.

B.           Brokers are registered or licensed to sell securities in all states where Brokers shall transact business.

III.           IMH Warranties and Representations:

A.   IMH is a corporation duly incorporated and validly existing in the State of Arizona and is the manager of IMH Secured Loan Fund, LLC (the “LLC”).

B.    IMH Secured Loan Fund, LLC has circulated a private placement memorandum (the “Memorandum”) by which IMH seeks to sell units (the “Units”) of the LLC to investors at a price of $10,000.00 per unit under Regulation §230 Regulation D of the Securities and Exchange Act of 1933, as amended (the “Act”). The offering is restricted to “Accredited Investors” as defined under Regulation D of the Act.

C.    IMH represents and warrants that the LLC has prepared the Memorandum in accordance with the Act and the rules and regulations promulgated thereunder (including Regulation D) set forth in the Act. IMH has provided [*] and Brokers with a copy of the Memorandum and warrants that all information set forth in such Memorandum is true and accurate and that [*] and Brokers may rely on such information when offering the Units to their clients or otherwise introducing their clients to IMH for participation in the LLC. The representations and warranties set forth in the Memorandum regarding its business and the offering are incorporated herein by this reference.

[*] = INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 200.83. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

D.         IMH further warrants for itself and the LLC, that they shall at all times comply with the requirements of applicable federal and state securities and banking laws in the states in which they operate.

IV.          Selling Agreement

A.          Intent. [*], Brokers and IMH acknowledge that the purpose and intent of this Agreement is to establish a selling agreement between [*] and IMH whereby Brokers, through [*], can sell the Units offered in the Memorandum in accordance with applicable securities laws. Accordingly, Brokers remain independent contractors of [*], and shall not at any time be deemed employees or affiliates of IMH.

B.          Brokers. Brokers agree to conduct business as solicitors of IMH securities and independent contractors of [*] [*]/Brokers shall have exclusive control of the manner in which the offer and sales are performed and shall pay all expenses associated with the operation of their business. [*]/Brokers shall comply with all rules and regulations of the SEC, NASD, and any states in which offers or sales are conducted. The activity of the Brokers shall be supervised by [*], which reserves the right to discontinue its relationship with Brokers and/or this Selling Agreement at any time at its sole discretion.

C.          Income Tax. [*]/Brokers shall be solely liable for payment of their income tax, self-employment tax and any other applicable taxes. [*]/Brokers shall also be solely responsible for paying the applicable federal and state taxes for personnel employed by [*]/Brokers in the operation of their business.

D.          Limitation of Authority. [*]/Brokers agree that they have no authority to negotiate, commit, bind and/or appear in any manner to negotiate for, commit or bind IMH in any way. Any payments made by IMH to [*]/Brokers pursuant to this agreement shall be deemed to completely compensate [*]/Brokers for any and all costs associated with their employees, their equipment and any other expense they incur in connection with performance of [*]/Broker's work hereunder.

V.            [*]/Brokers Duties & Responsibilities:

A.          Agreement to Sell Securities. On the basis of the representations, warranties and agreements by IMH herein, [*] and Brokers agree to use best efforts to promote and sell the Units to their clients whom they reasonably believe to meet the suitability standards set forth in the Memorandum. Notwithstanding the above, IMH shall have final responsibility for determining any potential purchaser's suitability for the investment in the Units.

B.          Sale of Securities. [*]/Brokers shall not sell securities in any state unless [*] and Brokers are registered in that state or are within the applicable registration exemption for the securities in that state. [*]/Brokers shall only offer securities in states approved by IMH.

C.          [*]/Brokers Statements. [*]/Brokers shall not make any verbal or written statements regarding the securities offered by IMH that are untrue, misleading, or that omit material facts.

[*] = INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 200.83. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

D.       Suitability. [*]/Brokers shall offer and sell securities only to accredited investors with whom [*]/Brokers has a sufficient pre-existing relationship to reasonably apply applicable suitability standards as determined on a case per case basis.

VI.          Compensation

A.       Broker Commission. IMH shall pay [*] a commission equal to two percent (2.00%) of the total dollar amount invested in the Units and sold by [*]/Brokers to their clients. IMH shall further pay the same commission for additional amounts invested by [*]/Brokers’ clients after the initial purchase but shall exclude any dividends received and reinvested by said clients. If [*]/Brokers’ clients liquidate their investment and then re-invest the liquidated amount at a later date, [*]/Brokers will not be compensated a second time. If client subsequently reinvests with a greater amount than that which was liquidated prior, [*]/Brokers will be compensated on the difference according to the terms stated in this Agreement. If a client withdraws all or a portion of their investment and then, more than twelve months after the date that funds were withdrawn, reinvests any amount, then a selling commission of two percent (2.00%) shall be paid on the full new amount invested by said client.

B.        Additional Compensation for Broker.   In addition, IMH will compensate [*]/Broker by paying [*]/Broker a trail of 50 bps (0.50%) annualized, paid semiannually and commencing upon completion of the sixth month in which invested capital remains with the Fund. This trail shall be paid in perpetuity until investor funds, to which trail is related, have been withdrawn.

C.        Timing of Commission Payment. Commissions shall be paid within thirty days after acceptance of a completed subscription agreement and the tender of the appropriate funds to purchase the securities from a client solicited by [*]/Brokers.

VII.         Non-Circumvent/Non-Solicit

A.        Non-Circumvent.    IMH shall not attempt to circumvent [*]/Brokers by contacting their clients without [*]/Brokers written consent. IMH may contact clients while acting in its normal course of business with respect to statements and account servicing communications. IMH will not contact clients for the purposes of solicitation, either direct or indirect, and will be bound by the terms of paragraph VII B. below.

B.        Non-Solicit. During the term of this agreement and for three (3) years following the termination of this agreement for any reason, IMH shall not solicit, entice away or divert from Brokers any person or entity who was introduced to IMH by Brokers, without Brokers’ written consent. In the event that IMH or an affiliate person of IMH solicits a client of [*]/Brokers for a future fund, IMH agrees to pay a commission to [*]/Broker the greater of two percent (2.00%) or, the sales commission for selling group members that has been structured for that future offering or fund.

C.        IMH shall not enter into any separate agreement, other than the Selling Agent Agreement executed in concert with this Selling Agreement, with Brokers while this agreement is in effect. This includes any employment, independent contractor, consultant agreement and applies to IMH and/or any affiliate of IMH.

[*] = INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 200.83. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

VIII.       Miscellaneous Obligations of Parties:

A.    Successors. This Agreement shall not be assigned or transferred by [*]/Brokers without the prior written consent of IMH.

B.    Headings. The captions and headings contained in this Agreement are solely for convenience of reference and do not constitute a part of this Agreement.

C.     Indulgences, Not Waivers. Neither the failure, nor any delay, on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

D.    Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.

E.    Construction. The parties hereto acknowledge and agree that each party has had the opportunity to participate in the drafting of this Agreement and the opportunity to have this document reviewed by the respective legal counsel for the parties hereto and that the rule construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied in interpreting this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

F.    Governing Law. This Agreement shall be construed and governed by the law of Arizona without giving effect to its conflicts of law principals.

G.    Relationship of Parties. This Agreement is intended to constitute [*]/Brokers as selling agent of IMH and nothing herein shall be deemed to constitute [*]/Broker as employer/employee or independent contractor. There are no agreements among the parties outside of this Selling Agreement.

H.    Arbitration. Should any dispute arise between the parties regarding the terms and conditions of this Agreement, or the alleged breach thereof said dispute shall be referred to arbitration under the auspices of the NASD in accordance with its Code of Arbitration Procedure. Any hearing in this matter shall be held in Phoenix, Arizona.

I.    Attorney’s Fee. The prevailing party at any such arbitration shall be awarded his/her reasonable attorney’s fee as set by arbitrator(s) hearing the matter.

J.    Termination. This Agreement may be terminated by [*]/Brokers or IMH at any time and for any reason immediately upon receipt of written notice of such termination to the other party. In the event of termination, [*]/Brokers shall nonetheless receive commissions and additional compensation they are entitled to as earned under the terms of paragraphs VI .A and VI .B above relating to the purchase of Units by any client whom [*]/Brokers introduced or solicited on behalf of IMH during the term of this Agreement.

[*] = INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 200.83. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

K.    Litigation and Arbitration Expenses and Awards. If legal action of any nature, including without limitation, arbitration, is initiated against [*]/Brokers by reason of any alleged act, omission, misrepresentation, violation of any state or federal securities laws, on the part of IMH, IMH agrees to indemnify, defend and hold [*] and Brokers, each of their respective affiliates, officers, directors, employees, shareholders and agents harmless from and against all losses, costs and expenses that may arise therefrom. Said losses, costs and expenses shall include, but not be limited to attorney’s fees and disbursements, court costs, settlements, judgments and awards.

L.    Counterparts. This Agreement may be executed in counterparts which, when taken together, shall constitute one document. Facsimile signatures shall be deemed as originals.

M.    Integration. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

N.    Indemnity Clause. [*] and IMH shall indemnify each company including its respective officers, directors, employees and agents, from and against all liability, loss, cost or expense (including attorney’s fees) by reason of liability arising out of or related to this agreement, whether caused by or contributed to by IMH or [*] or any other party indemnified herein, unless caused by the sole negligence of IMH or [*].

IN WITNESS WHEREOF the parties have executed this Agreement intending it to be effective as of the 25th day of April, 2007.

[*] [*] [*] [*] TIN: [*]		Investors Mortgage Holdings, Inc. 11333 N. Scottsdale Road Suite 160 Scottsdale, AZ 85254

[*]			4/30/07
By: [*]	Date	By: William Meris	Date

Title: President		Title: President

[*] = INDICATES THAT CERTAIN INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 200.83. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.